Exhibit 4.7

No. PB1-001	Issue Date: April 22, 2009

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

WHITEGLOVE HOUSE CALL HEALTH, INC.

SERIES B-l PREFERRED STOCK PURCHASE WARRANT

THIS SERIES B-l PREFERRED STOCK PURCHASE WARRANT certifies that Accent Texas Fund II, L.P., a Delaware limited partnership (the “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the issue date set forth above and on or prior to the Expiration Date, but not thereafter, to subscribe for and purchase from Whiteglove House Call Health, Inc., a Texas corporation (the “Company”), 65,721 shares (the “Shares”) of the Company’s Series B-l Convertible Preferred Stock, par value $0.01 per share, at a price of $2.1961 per share (the “Exercise Price”). This Series B-l Preferred Stock Purchase Warrant (this “Warrant”) is one of the “Warrants” issued in connection with the issuance to Holder of a secured promissory note (the “Note”) pursuant to that certain Note Purchase Agreement dated as of April 22, 2009 (the “Purchase Agreement”), executed by and among the Company, Holder and Enhanced Texas Fund II, LLC.

The following is a statement of the rights of the Holder of this Warrant and the conditions to which this Warrant is subject, to which the Holder, by the acceptance of this Warrant, agrees:

1. Certain Definitions.

1.1 “Change of Control” has the meaning set forth in the Purchase Agreement.

1.2 “Common Stock” means the Company’s common stock, par value $0.01 per share.

1.3 “Expiration Date” means, unless earlier terminated pursuant to Section 8 hereof, the date that is ten (10) years after the issue date set forth above.

1.4 “IPO” means a firm commitment underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement declared effective by the Securities and Exchange Commission.

2. Exercise of Warrant.

2.1 Exercise. Unless earlier terminated pursuant to Section 8 hereof, the purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the Company’s principal executive office (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the aggregate Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company); whereupon the Holder shall be entitled to receive (or shall be deemed to have received) a certificate for the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid or on such later date requested by the Holder or on such earlier date agreed to by the Holder and the Company.

2.2 Net Exercise. Unless earlier terminated pursuant to Section 8 hereof, in lieu of exercising this Warrant by payment of cash or check or bank draft payable to the order of the Company pursuant to Section 2.1 above, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being exercised), at any time after the date hereof and before the close of business on the Expiration Date, by surrender of this Warrant at the Company’s principal executive office (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), together with the Notice of Conversion annexed hereto, in which event the Company will issue (or shall be deemed to have issued) to the Holder, Shares in accordance with the following formula:

X =	Y(A-B)
A

Where,	X = The number of Shares to be issued to Holder;

Y = The number of Shares for which the Warrant is being exercised;

A = The fair market value of one Share; and

B = The Exercise Price.

2.3 Value of Shares. For the purposes of Section 2.2, the fair market value of a Share is defined as follows:

(i) if the exercise is conditioned upon the Company’s IPO, and if the Company’s registration statement relating to such IPO has been declared effective by the Securities and Exchange Commission, then the fair market value shall be the initial per share offering price specified in the final prospectus with respect to the IPO;

(ii) if the exercise is conditioned upon a Change of Control, then the fair market value shall be the value received in such Change of Control by the holders of the securities as to which purchase rights under this Warrant exist;

(iii) if the exercise occurs after, and not in connection with the Company’s IPO, and:

(1) if the Common Stock is traded on a securities exchange, the value shall be deemed to be the average of the closing prices on such exchange or market over the thirty (30) day period ending three (3) days prior to the date of the Notice of Conversion; or

(2) if the Common Stock is actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the date of the Notice of Conversion;

(iv) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

2.4 Shareholder Agreements. In connection with any exercise or conversion of this Warrant pursuant to Section 2.1 or 2.2, the Holder shall execute and deliver the Counterpart Signature Page annexed hereto, agreeing to enter into and become a party to the Shareholder Agreements described therein and agrees that the Shares (and any shares of Common Stock issued or issuable upon conversion thereof) shall become subject to the rights and obligations thereof; provided, however, that if, prior to the exercise or conversion of this Warrant, any of such Shareholder Agreements are amended other than to add a new class or classes of securities in connection with an equity financing, then the Holder will not be obligated to execute such amended Shareholder Agreement unless the Holder has approved the amendment to such Shareholder Agreement.

3. Nonassessable. The Company covenants that all Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof. Certificates for Shares purchased hereunder shall be delivered to the Holder promptly after the date on which this Warrant shall have been exercised.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current fair market value (determined in accordance with Section 2.3) of a Share shall be paid in cash to the Holder.

5. Charges, Taxes and Expenses. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

6. No Rights as Shareholders. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

7. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.

8. Early Termination; Automatic Conversion Upon Expiration. Notwithstanding anything in this Warrant to the contrary, this Warrant shall terminate upon the earlier to occur of (i) the closing of a Change of Control or (ii) 360 days following the Company’s IPO. In the event that, upon the Expiration Date, the fair market value of one Share, as determined in accordance with Section 2.3, is greater than the Exercise Price for such Share, then this Warrant, to the extent it shall not have previously been exercised or converted, shall automatically be deemed on and as of such date to be converted into Shares pursuant to Section 2.2, and the Holder shall be entitled to receive (or shall be deemed to have received) a certificate representing such Shares issued upon such conversion to the Holder.

9. Adjustments. The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as set forth in this Section 9.

9.1 Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities or any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 9.

9.2 Subdivision or Combination of Shares. In the event that the Company shall at any time subdivide the outstanding securities as to which purchase rights under this Warrant exist, or shall issue a stock dividend on the securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case maybe.

9.3 Cash Distributions. No adjustment on account of cash dividends or interest on the securities as to which purchase rights under this Warrant exist will be made to the Exercise Price under this Warrant.

10. Notice of Certain Events. The Company shall provide the Holder with notice (similar in manner and in substance to the notice provided by the Company to its shareholders and/or optionholders) of a Change of Control and/or an IPO, but in any event shall provide at least twenty (20) days notice prior to the closing of a Change of Control, which notice period may be waived or shortened by or with respect to the Holder pursuant to Section 11.2.

11. Miscellaneous.

11.1 Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new Warrant executed in the same manner as this Warrant and of like tenor and amount.

11.2 Waivers and Amendments. This Warrant and the obligations of the Company and the rights of the Holder under this Warrant may be amended, waived, discharged or terminated (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and the Holder. This Warrant may not be changed, waived, discharged or terminated orally but only by a signed statement in writing. Any amendment, waiver discharge or termination effected in accordance with this Section 11.2 shall be binding upon the Holder and the Company.

11.3 Notices. Any notice, request or other communication required or permitted hereunder shall be given in accordance with the Purchase Agreement.

11.4 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

11.5 Successors and Assigns. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights under this Warrant are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants. Except as otherwise expressly provided in this Warrant or the Purchase Agreement, the provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Company and the Holder.

11.6 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to the Holder, upon any breach or default of the Company under this Warrant shall impair any such right, power, or remedy of the Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of the Holder of any breach or default under this Warrant or any waiver on the part of the Holder of any provisions or conditions of this Warrant must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

11.7 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

11.8 Construction. The language used in this Warrant will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

11.9 Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

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IN WITNESS WHEREOF, the Company has caused this Series B-l Preferred Stock Purchase Warrant to be executed by its duly authorized officer.

WHTTEGLOVE HOUSE CALL HEALTH, INC.

By:	/s/ Robert A. Fabbio
Robert A. Fabbio, Chief Executive Officer

Address:

Whiteglove House Call Health, Inc. 5300 Bee Cave Road, Building I, Suite 100 Austin, Texas 78746 Fax: 512-233-2808 Attn: Chief Executive Officer Email:bfabbio@housecallhealth.com with a copy (which shall not constitute notice) to:

Andrews Kurth LLP 111 Congress Avenue, Suite 1700 Austin, Texas 78701 Fax: (512) 320-9292 Attn: Carmelo M. Gordian

ACCEPTED AND AGREED:

ACCENT TEXAS FUND II, L.P., By Accent Cap Mgt. II, L.L.C., Manager

By:	/s/ Mansoor Ghori
Name:	Mansoor Ghori
Title:	President & CEO

Dated:	4/22/09

NOTICE OF EXERCISE

TO:	Whiteglove House Call Health, Inc.

5300 Bee Cave Road, Building I, Suite 100

Austin, TX 78746

ATTN: Secretary

1.	The undersigned hereby elects to purchase shares (the “Shares”) of the Series B-l Convertible Preferred Stock, par value $0.01 per share, of Whiteglove House Call Health, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

2.	Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name)

Address:

3.	The undersigned confirms that the undersigned is an “accredited investor”, and that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or selling the Shares.

(Print Name of Entity)

By:
Name:
Title:

Dated:

NOTICE OF CONVERSION

TO:	Whiteglove House Call Health, Inc.

5300 Bee Cave Road, Building I, Suite 100

Austin, TX 78746

ATTN: Secretary

1.	The undersigned hereby elects to convert the attached Warrant into shares (the “Shares”) of the Series B-l Convertible Preferred Stock, par value $0.01 per share, of Whiteglove House Call Health, Inc. pursuant to Section 2.2 of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

2.	Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name)

Address:

3.	The undersigned represents that the undersigned is an “accredited investor,” and that the Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.

(Print Name of Entity)

By:
Name:
Title:

Dated:

COUNTERPART SIGNATURE PAGE

TO:	Whiteglove House Call Health, Inc.

5300 Bee Cave Road, Building I, Suite 100

Austin, TX 78746

ATTN: Secretary

In connection with the purchase by the undersigned pursuant to the terms of the attached Warrant of                      shares (the “Shares”) of the Series B-l Convertible Preferred Stock, par value $0.01 per share, of Whiteglove House Call Health, Inc., the undersigned hereby executes and delivers, and agrees to become a party as an “Investor” under each of the Amended and Restated Investors’ Rights Agreement, Amended and Restated Right of First Refusal and Co-Sale Agreement, and Amended and Restated Voting Agreement, all dated March 13, 2009 (as the same may be amended from time to time, collectively, the “Shareholder Agreements”).

(Print Name of Entity)

By:
Name:
Title:

Dated:

ACKNOWLEDGED AND ACCEPTED:

WHITEGLOVE HOUSE CALL HEALTH, INC.

By:
Name:
Title: